UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

HWH International Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chairman and Chief Executive Officer

On September 1, 2026, Chan Heng Fai resigned as Chairman and Chief Executive Officer of HWH International Inc. (the “Company”). Mr. Chan shall continue to serve as a member of the Company’s Board of Directors.

Liu Ming Hui, who has served as a member of the Company’s Board of Directors since August 10, 2026, has been appointed Chairman of the Company’s Board of Directors.

Liu Ming Xing, who has also served as a member of the Company’s Board of Directors since August 10, 2026, has been appointed as Chief Executive Officer of the Company

Liu Ming Xing and Liu Ming Hui are brothers, Liu Ming Hui is the owner of Smart Dynamics Technology Limited, the Company’s majority stockholder. Liu Chang (Cathy) is Liu Ming Hui’s daughter and is also a member of the Board of Directors.

On August 10, 2026, the Company sold Smart Dynamics Technology Limited (“Smart Dynamics”) (i) 20,000,000 shares of its Common Stock; and (ii) warrants to purchase up to 160,000,000 shares of the Company’s common stock for an aggregate purchase price of $10,000,000. Such sale of securities occurred pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into between the Company and Smart Dynamics, as amended on June 8, 2026. Pursuant to the Securities Purchase Agreement, as amended, Smart Dynamics was granted the right to appoint three directors to the Company’s Board of Directors, subject to the conditions described therein, and Liu Ming Hui, Liu Ming Xing, and Liu Chang were appointed to the Board of Directors.

Mr. Liu Ming Hui, 63, is the founder, President and Chairman of China Gas Holdings Limited (HKEX: 0384), a position he has held since 2002. Under his leadership, the company grew from a single provincial gas concession into China’s largest cross-regional integrated city-gas and clean-energy group, today operating over 660 concessions and serving over 200 million residents with gas. At its peak, China Gas Holdings’ market capitalization exceeded HK$130 billion (approximately US$17 billion), with net profit reaching approximately HK$11.7 billion (approximately US$1.5 billion) in its strongest fiscal year. Mr. Liu currently also serves as Chairman of China Gas’s Executive Committee and Nomination Committee and Vice Chairman of its Sustainability Committee.

Dr. Liu Ming Xing, 53, currently serves as Chief Economist, Chairman of the Strategic Development Committee, and an Executive Director of China Gas Holdings, where he has served as a director since 2014. He brings deep expertise in economics, finance, and public policy, having provided policy consulting to the World Bank, the Organisation for Economic Co-operation and Development (OECD), UNESCO, and the United Kingdom’s Department for International Development.

Item 8.01 Other Events.

On September 1, 2026, the Company issued a press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HWH INTERNATIONAL INC.

Dated: September 1, 2026	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer